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                                      EXHIBIT 2

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                                    NO. 95-016749


KINGWOOD LAKES SOUTH, L.P., ET AL.     )         IN THE DISTRICT COURT OF
                                       )
                                       )         HARRIS COUNTY, TEXAS
VS.                                    )
                                       )
GERALD D. MURPHY, ET AL.               )         151ST JUDICIAL DISTRICT

                                        ORDER

    American Rice, Inc. and ERLY Industries, Inc. filed a Motion for Summary Judgment, and after reviewing the Motion and the Response, the Court is of the opinion that the Motion should be denied. It is therefore

    ORDERED that Defendants' American Rice, Inc.'s and ERLY Industries Inc.'s Motion for Summary Judgment is hereby denied.

    SIGNED this the 17 day of May, 1996.


                                                     /s/ Carolyn Garcia
                                                    ----------------------------
                                                    JUDGE PRESIDING
APPROVED:
DOW, COGBURN & FRIEDMAN, P.C.


BY:/s/ B. Edward Williamson
   ----------------------------
    B. Edward Williamson
    State Bar No. 21616400
    David L. Pybus
    State Bar No. 16418900
    2300 Nine Greenway Plaza
    Houston, Texas  77046
    (713) 626-5800
    (713) 940-6099 (Fax)
ATTORNEYS FOR PLAINTIFFS